Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

In re:	Chapter 11

METROMEDIA FIBER NETWORK, INC., et al.,	Case Nos.
02-22736 (ASH) through
Debtors	02-22742 (ASH); 02-22744 (ASH)
through 02-22746 (ASH); 02-
22749 (ASH); 02-22751 (ASH)
through 02-22754 (ASH)

(Jointly Administered)
x

	MONTHLY OPERATING STATEMENT FOR THE PERIOD FROM AUGUST 1, 2003 TO AUGUST 31, 2003

DEBTORS’ ADDRESS:	METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES 360 HAMILTON AVENUE WHITE PLAINS, NY 10601

	MONTHLY DISBURSEMENTS MADE BY METROMEDIA FIBER NETWORK, INC.
	(IN MILLIONS):	$20.4

DEBTORS’ ATTORNEYS:	KRONISH LIEB WEINER & HELLMAN, LLP. 1114 AVENUE OF THE AMERICAS NEW YORK, NY 10036-7798

	CONSOLIDATED DEBTORS’ MONTHLY OPERATING INCOME/(LOSS)
	(IN MILLIONS):	$0.7

REPORT PREPARER:	METROMEDIA FIBER NETWORK, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/
Michael A. Doris
Chief Financial Officer

Indicated if this is an amended statement by checking here

AMENDED STATEMENT ☐

METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES

INDEX TO UNAUDITED CONSOLIDATED DEBTORS’ FINANCIAL STATEMENTS AND SCHEDULES

Unaudited Consolidated Financial Statements and Schedules as of August 31, 2003 and for the month ended August 31, 2003:

Unaudited Consolidated Debtors’ Balance Sheet

Unaudited Consolidated Debtors’ Statement of Operations

Unaudited Consolidated Debtors’ Schedule of Cash Receipts and Disbursements for the Five Weeks ended August 29, 2003

Notes to Unaudited Consolidated Debtors’ Financial Statements

Metromedia Fiber Network, Inc. & Subsidiaries

Unaudited Consolidated Debtors’ Balance Sheet (A)

(in 000’s, except share amounts)

August 31, 2003
Assets
Current assets:
Cash and cash equivalents held by Citibank	$78,669
Restricted cash, current	2,958
Accounts receivable, net	20,511
Prepaid expenses and other current assets	16,653
Total current assets	118,791
Fiber optic transmission network and related equipment, net	677,187
Property and equipment, net	12,964
Due from subsidiaries	739,169
Investment in joint ventures	3,108
Other assets	57,787
Intangibles, net	133,140
Total assets	$1,742,146
Liabilities and stockholders’ equity
Current liabilities not subject to compromise:
Accounts payable	$5,752
Accrued expenses	55,967
Deferred revenue, current portion	11,832

Current liabilites subject to compromise:
Accounts payable	125,820
Accrued expenses	308,895
Deferred revenue, current portion	49,046
Convertible subordinated notes payable, current portion (net of discount of $292)	62,250
Term notes payable, current portion (net of discount of $117)	28,710
Capital lease obligations, current portion	2,609
Total current liabilites	650,881

Long-term liabilities not subject to compromise:
Deferred revenue	14,917

Long-term liabilities subject to compromise:
Senior notes payable	1,574,560
Senior secured convertible notes payable	10,212
Convertible senior notes payable	180,000
Convertible subordinated notes payable	975,281
Term notes payable (net of discount of $49,757)	277,062
Deferred revenue	614,107
Capital lease obligations	135,015
Other long term liabilites	8,380

Comitments and contingencies (see notes)
Stockholders’ equity:
Class A common stock, $.01 par value; 2,404,031,240 shares authorized; 819,088,114 shares issued and outstanding	8,191
Class B common stock, $.01 par value; 522,254,782 shares authorized; 55,993,794 shares issued and outstanding	560
Additional paid-in capital	4,358,054
Unearned stock-based compensation	(6,450)
Accumulated deficit	(7,079,344)
Other comprehensive income (loss)	20,720
Total stockholders’ equity	(2,698,269)
Total liabilities and stockholders’ equity	$1,742,146

See accompanying notes

(A) The Company has not completed the process of reconciling its pre- and post petition liabilities.

Metromedia Fiber Network, Inc. & Subsidiaries

Unaudited Consolidated Debtors’ Statement of Operations

(in 000’s, except per share amounts)

Month Ended August 31, 2003

Revenue	$15,284

Expenses:
Cost of sales (excluding non-cash compensation of $229)	7,858
Selling, general and administrative, (excluding non-cash compensation of $127)	4,987
Deferred compensation	356
Reorganization charges	3,219
Depreciation and amortization	3,173
Loss from operations	(4,309)
Other income and (expenses), net:
Interest and other income and (expense), net	11,397
Interest expense (A)	(6,427)
Extraordinary items	—
Net income (loss)	$661

Net income per share, basic	N/A

Net income per share, diluted	N/A

Weighted average number of shares outstanding, basic	N/A

Weighted average number of shares outstanding, diluted	N/A

See accompanying notes

(A) A provision for interest has been recorded relative to the Company’s secured debt. The ultimate interest liability, if any, will be determined as a result of the bankruptcy proceedings.  When such a determination has been made, appropriate adjustment, if any, will be recorded.

Metromedia Fiber Network, Inc. & Subsidiaries (A)

Unaudited Consolidated Debtors’ Schedule of Cash Receipts and Disbursements

For the Five Weeks ended August 29, 2003

(in 000’s)

	1-Aug	8-Aug	15-Aug	22-Aug	29-Aug	Accumulated Totals
Beginning Unrestricted Cash (B)	$82,814	$81,327	$83,977	$84,262	$83,922	$82,814
Receipts
Total AR Collected	317	5,249	4,538	1,735	3,749	15,588
Interest					144	144
Other	36	436		7	83	562
Cash Receipts	353	5,685	4,538	1,742	3,976	16,294
Total Available Cash	83,167	87,012	88,515	86,004	87,898	99,108

DISBURSEMENTS
Operating Disbursements
Payroll & Benefits
Regular Payroll (Gross)	91	5	1,624	82	1,613	3,415
Benefits	22		360	29		411
Employer Payroll Taxes		2	110		103	215
T&E Expenses			48		36	84
Commissions/Other	636		153		148	937
Total Payroll & Benefits	749	7	2,295	111	1,900	5,062
Rents
RENT - Property	331	36	19	19	1,403	1,808
RENT - ROW/Franchise	7	344	263	123	399	1,136
Bldg Access Licenses				4	86	90
Total Rent	338	380	282	146	1,888	3,034
Data Telco & Long Haul		57	235	217	37	546
Repair & Maintenance		134	197	415	94	840
Office Expenses	221	1,223	338	60	214	2,056
Professional Fees
Acctg/Audit		6	231	2		239
Insurance		4			1,750	1,754
Legal Fees			3		1	4
Consultants		18	2	1		21
Other		14	1	2	10	27
Total Professional Fees	0	42	237	5	1,761	2,045
Taxes		25	284	273	1,891	2,473
Marketing		6		11		17
Other Operating Expenses		98	48	25	16	187
TOTAL OPERATING DISBURSEMENTS	1,308	1,972	3,916	1,263	7,801	16,260
OPERATING CASH FLOW	(955)	3,713	622	479	(3,825)	34
Capital Expenditures		334	243	203	208	988

FREE CASH FLOW	(955)	3,379	379	276	(4,033)	(954)
Interest Expense		679				679
PRE-RESTRUCTURING CASH FLOW	(955)	2,700	379	276	(4,033)	(1,633)
Restructuring Charges	532	50	94	616	1,220	2,512
TOTAL DISBURSEMENTS	1,840	3,035	4,253	2,082	9,229	20,439
NET CASH FLOW	(1,487)	2,650	285	(340)	(5,253)	(4,145)
ENDING UNRESTRICTED CASH	$81,327	$83,977	$84,262	$83,922	$78,669	$78,669

(A)            Includes only debtor entities.

(B)            Cash balances do not include cash restricted by collateralized letters of credit or cash held in escrow.

Metromedia Fiber Network, Inc. & Subsidiaries

Notes to Unaudited Consolidated Debtors’ Financial Statements

1.                        Description of Business and Basis of Presentation

Description of Business

Metromedia Fiber Network, Inc. and its wholly owned subsidiaries, (collectively, “MFN” or the “Company”) provide fiber optic infrastructure, high-bandwidth internet connectivity and managed internet infrastructure services for its communications intensive customers.  The Company is a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to communications carriers and corporate and government customers in the United States and Europe.  The Company also provides high bandwidth internet connectivity, co-location services and a comprehensive internet infrastructure management solution that includes design and architecture, hardware and software, installation, co-location and network connectivity, and ongoing management.

Basis of Presentation

The unaudited consolidated financial statements include the accounts of MFN’s debtor entities.  All significant inter-company balances and transactions have been eliminated in consolidation except as otherwise disclosed herein.  The unaudited interim consolidated financial statements include all adjustments reflecting normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented.  The results of operations for any interim period are not necessarily indicative of results for the full year.

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period.  Actual amounts and results could differ from those estimates.

These unaudited consolidated financial statements have also been prepared in accordance with Statement of Position (“SOP”) No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code”.  SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet.  In addition, its statement of operations should portray the results of operations of the reporting entity during Chapter 11 proceedings.  As a result, any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the organizations should be reported separately as reorganization items, except those required to be reported as discontinued operations and extraordinary items in conformity with Accounting Principles Board No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” and Statement of Financial Accounting Standard No. 144 (“SFAS”), “Accounting for the Impairment or Disposal of Long-Lived Assets”.

The accompanying unaudited consolidated financial statements do not include all footnotes and certain financial presentations normally required under generally accepted accounting principles.  Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

2.                        Petition for Relief Under Chapter 11 and Plan of Reorganization

On May 20, 2002 (the “Commencement Date”), MFN and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case Nos. 02-22736 (ASH) through 02-22742 (ASH); 02-22744 (ASH) through 02-22746 (ASH); 02-22749 (ASH); 02-22751 (ASH) through 02-22754 (ASH)).  Certain of the subsidiaries of MFN are not Debtors in these Chapter 11 cases.  The Debtors managed their properties and operated their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession.  Those claims are reflected in the financial statements as liabilities subject to compromise.  Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contacts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts.  The collection of secured claims against the Debtors’ assets (“Secured Claims”) also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.  Secured Claims are secured primarily by assets of the Company.

The Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al. (the “Plan”) was confirmed by the United States Bankruptcy Court for the Southern District of New York on August 21, 2003. Generally, the Plan provides for the following:

•                       Holders of unsecured claims against the holding company Metromedia Fiber Network, Inc. receive a distribution of approximately 19.3% of the equity of the reorganized Company plus certain warrants to purchase additional equity in the reorganized Company;

•                       Holders of unsecured claims against the subsidiary debtor entities of MFN (inclusive of deficiency claims of certain junior secured creditors) receive a distribution of approximately 31.4% of the equity of the reorganized Company;

•                       Holders of certain junior secured claims receive a distribution approximately 38.5% of the equity of the reorganized Company for the secured portion of their claims;

•                       The Kluge Trust, a trust associated with John Kluge, receives 10.8% of the equity of the reorganized Company in return for its senior secured claim, reinvestment of principal and interest paid on such senior secured claim and other consideration set forth in the Plan (all percentages of equity set forth above are prior to giving effect to any warrants issued, shares issued pursuant to the rights offering described below or equity issued pursuant to the management incentive plan);

•                       Other holders of senior secured claims will receive new notes for approximately $78 million. Such notes are due on September 30, 2008 with prior principal payment of the lesser of $8 million or 15% of the rights offering proceeds plus $2 million per quarter starting on December 31, 2005. The notes pay interest starting at 11%, but subject to downward adjustment based on the reorganized Company’s debt coverage ratio; and

•                       The reorganized Company is conducting a rights offering to raise up to an additional $50 million. Holders of certain claims against the Company have the right to participate in such offering of additional shares in the reorganized Company, such shares having a price of $29.95 per share.

On September 8, 2003 the Company emerged from the Chapter 11 proceedings and will implement fresh start accounting under the provisions of SOP 90-7 effective September 1, 2003 to coincide with its normal monthly financial closing cycle.  Under SOP 90-7, the net reorganization value of the Company will be allocated to its assets and liabilities, its accumulated deficit will be eliminated and new equity will be issued according to the Plan.

3.                        Summary of Significant Accounting Policies

(a) Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results may differ from those estimates.

(b) Recognition of Revenue

The Company recognizes the majority of its telecommunications services revenue ratably over the term of the applicable lease agreements with customers.  Amounts billed in advance of the service provided are recorded as deferred revenue.  Revenue on managed services, bandwidth and space requirement charges is recognized in the period in which the services are provided.

The Company has adopted Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended.  The adoption of SAB No. 101, as amended, did not have a material impact on the Company’s results of operations.

(c) Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  Restricted cash consists certificates of deposit securing letters of credit.

(d) Fiber Optic Transmission Network and Related Equipment

The fiber optic transmission network and related equipment are stated at cost.  Costs incurred in connection with the installation and expansion of the network are capitalized. See Note 7, “Asset Impairment Charges”, regarding the write-off of tangible network assets.  Depreciation is generally computed using the straight-line method over the life of the network which is deemed to be twenty years.  For data centers, depreciation is computed using the straight-line method over the shorter of the life of the lease or ten years.

(e) Property and Equipment

Property and Equipment are stated at cost, subject to adjustments for impairment, and depreciated or amortized using the straight-line method over the estimated useful lives of assets ranging from three to five years.  Leasehold improvements are amortized over the lesser of the useful life of the asset or the remaining period of the lease.

(f) Other Assets

Other assets include debt issuance costs, franchise agreements and deposits.  Certain of those costs are amortized on a straight-line basis over a period ranging from ten to twenty years.  Refer to Note 5 for detailed description of the other asset balance.

(g) Deferred Revenue

Deferred revenue generally represents prepayments received from customers for future use of the Company’s fiber optic network and co-location facilities as well as prepayment for installation services, which have not yet been provided.  Lease payments are structured as either prepayments or monthly recurring charges.  Prepayments are accounted for as deferred revenues and recognized over the term of the respective customer lease agreement.   In the current month, the amortization of deferred revenue amounted to $1.6 million of total revenue reported.

(h) Other Comprehensive Income (Loss)

The other comprehensive income (loss) consists of net loss and foreign currency translation adjustments.  The components of the comprehensive income (loss) are as follows (in thousands):

Foreign currency translation adjustment	$20,942
Net loss on investment	(222)

Other comprehensive income (loss)	$20,720

4.                        Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at August 31, 2003 consists of the following (in thousands):

Prepaid maintenance	$8,320
Prepaid insurance	3,653
Prepaid rent	2,102
Prepaid right-of-way	1,687
Other current assets	891

Total prepaid expenses and other current assets	$16,653

5.                        Other Assets

Other assets at August 31, 2003 consists of the following (in thousands):

Debt issuance costs, net	$40,568
Security deposits	8,038
Prepaid maintenance (long-term portion)	6,361
Notes receivable, including accumulated interest	2,479
Other assets	341

Total other assets	$57,787

6.                        Accrued Expenses

Accrued expenses at August 31, 2003 consists of the following (in thousands):

Accrued business restructuring charges	$16,951
Accrued taxes	11,503
Accrued capital leases	6,438
Accrued right-of-way fees	6,288
Accrued salaries and wages	3,938
Accrued professional fees	3,460
Accrued telecommunications costs related to internet backbone	2,110
Accrued capital expenditures – network	1,869
Other	3,410

Total accrued expenses	$55,967

7.                        Asset Impairment Charges

The consolidated financial statements included within this document reflect the write-off of $2.4 billion of goodwill and other identifiable intangible assets as well as $2.8 billion of tangible network assets.  These write offs were recorded as a result of the Company’s preliminary evaluation of its asset values in accordance with SFAS No. 144 ”Accounting for the Impairment or Disposal of Long Lived Assets”.  Such items are subject to further review and completion of the Company’s 2001 and 2002 financial statement audits. Completion of these audits could result in adjustments to the impaired value.

8.                        Recent Events and Investigations

The U.S. Securities and Exchange Commission (the “SEC”) initiated an investigation of the Company in June 2002 after the Company announced that it would restate earnings for the first three quarters of 2001. The SEC inquiry has focused on, among other things, the Company’s accounting policies regarding the reciprocal exchange of fiber or other telecommunications capacity assets (commonly known as “telecom swaps”). The investigation is continuing and the Company cannot predict how or when the investigation will be resolved.  The Company is fully cooperating with such inquiry. The Company historically accounted for telecom swaps based on accounting policies approved by its previous auditor. Under such policies, the Company classified such transactions as operating leases and recognized revenue and recorded expenses over the life of the underlying contract. Based on recent guidance issued by the SEC, the Company has concluded that generally accepted accounting practices do not allow for recognition of revenue or expense from these exchange transactions.

In early 2002, the Company announced that as a result of a number of adjustments related to revenue recognition, sales credit recognition, timing of the recording of expenses as well as non-cash lease accounting and purchase accounting, the Company would be required to restate its quarterly results for 2001. However, because the Company’s auditors have indicated that they are unable to review the quarterly financial statements for 2001 in accordance with applicable professional standards, the Company is not planning to reissue such quarterly information. Instead, the Company plans to incorporate all appropriate 2001 adjustments into the 2001 year end financial results.

The Company does not have audited financial statements for the years 2001 and 2002 or reviewed quarterly information for 2002 or 2003. The Company’s auditors are currently auditing and reviewing such financial statements. At this time, the Company cannot predict when such audits or reviews will be complete, but believes that it will be required to restate previously issued financial reports for 2000 and prior years including reversing all revenues and related costs as well as balance sheet effects related to the swap transactions and making additional adjustments to other expense items. The restatement of the statement of operations could be significant.